EXHIBIT 99.B

                 The Milford National Bank and Trust Company
                        Milford, Massachusetts  01757
                          Telephone (508) 634-4100

                    NOTICE OF ANNUAL SHAREHOLDERS MEETING
                                April 8, 1998

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Milford National Bank and Trust Company (the "Bank") will be held at 300 East Main Street, Milford, Massachusetts on April 8, 1998, at 10:00 A.M., local time, for the purpose of considering and voting upon the following matters:

      (1)  To fix the number of Directors to be elected at twelve (12).

      (2) Election of the twelve individuals listed as nominees in the Proxy Statement and Prospectus accompanying this notice of said meeting.

      (3) To ratify and confirm, subject to the approval of the Comptroller of the Currency, the Agreement to Merge dated February 11, 1998, a copy of which is annexed as Exhibit A to the accompanying Proxy Statement and Prospectus, providing for the merger of the Bank with and under the charter of Milford Bank, National Association, a wholly-owned subsidiary of MNB Bancorp, a Massachusetts corporation, pursuant to which Agreement to Merge the continuing bank will be named The Milford National Bank and Trust Company.

      (4) Such other matters as may properly be brought before the meeting or any adjournment thereof.

      The record date and hour for determining shareholders entitled to notice of and to vote at the meeting has been fixed at 5:00 P.M., local time, February 27, 1998.

                                    By order of the Board of Directors,


                                    Robert J. Lewis
                                    President

March ___, 1998

      THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE BANK IS REQUIRED FOR APPROVAL OF THE MERGER AGREEMENT.

      PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.


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